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                              NDC OF CANADA, INC.









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                                     BYLAWS

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                                     BYLAWS

                                       OF

                               NDC OF CANADA, INC.


 1. OFFICES

    1.1.  Registered Office and Agent

    The initial registered office of the Corporation shall be in Wilmington, Delaware, and the initial registered agent in charge thereof shall be The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.

    1.2.  Other Offices

    The Corporation may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors may from time to time determine or as may be necessary or useful in connection with the business of the Corporation.

 2. MEETINGS OF STOCKHOLDERS

    2.1.  Annual Meetings

    Unless directors are elected by written consent in lieu of an annual meeting as permitted by Section 211(b) of the Delaware General Corporation Law, the Corporation shall hold annual meetings of stockholders on such date and at such time as shall be designated from time to time by the Board of Directors, the Chairman of the Board or the President, at which stockholders shall elect directors and transact such other business as may properly be brought before the meeting.

    2.2.  Special Meetings

    Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the Board of Directors, the Chairman of the Board or the President, and shall be called by the President or the Secretary at the request in writing of stockholders possessing at least a majority of the voting power of the issued and outstanding voting stock of the Corporation entitled to vote generally for the election of directors. Such request shall include a statement of the purpose or purposes of the proposed meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice (except to the extent that such notice is waived or is not required as provided in the Delaware General Corporation Law or these Bylaws).
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    2.3.  Place of Meetings

    All meetings of the stockholders shall be held at such place as may be fixed from time to time by the Board of Directors, the Chairman of the Board or the President.

    2.4.  Notice of Meetings

    Notice of any meeting of stockholders, stating the place, date and hour of the meeting, and (if it is a special meeting) the purpose or purposes for which the meeting is called, shall be given to each stockholder entitled to vote at such meeting not less than 10 nor more than 60 days before the date of the meeting (except to the extent that such notice is waived or is not required by the Delaware General Corporation Law or these Bylaws). Such notice shall be given in accordance with, and shall be deemed effective as set forth in, Section 222 (or any successor section) of the Delaware General Corporation Law.

    2.5.  List of Stockholders

    After the record date for a meeting of stockholders has been fixed, at least 10 days before such meeting, the officer who has charge of the stock ledger of the Corporation shall make a list of all stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place in the city where the meeting is to be held, which place is to be specified in the notice of the meeting, or at the place where the meeting is to be held. Such list shall also, for the duration of the meeting, be produced and kept open to the examination of any stockholder who is present at the time and place of the meeting.

    2.6.  Quorum at Meetings

    Stockholders may take action on a matter at a meeting only if a quorum exists with respect to that matter. Except as otherwise provided by statute or by the Certificate of Incorporation, the holders of a majority of the shares entitled to vote at the meeting, and who are present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business. Where a separate vote by a class or classes is required, the holders of a majority of the outstanding shares of such class or classes, who are present in person or represented by proxy, shall constitute a quorum entitled to take action on that matter. Once a share is represented for any purpose at a meeting (other than solely to object (a) to holding the meeting or transacting business at the meeting, or (b) (if it is a special meeting) to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice), it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for the adjourned meeting. The holders of a majority of the voting shares represented at a meeting, whether or not a quorum is present, may adjourn such meeting from time to time.

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    2.7.  Voting and Proxies

    Unless otherwise provided in the Delaware General Corporation Law or in the Certificate of Incorporation, and subject to the other provisions of these Bylaws, each stockholder shall be entitled to one vote on each matter, in person or by proxy, for each share of the Corporation's capital stock that has voting power and that is held by such stockholder. No proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed appointment of proxy shall be irrevocable if the appointment form states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power.

    2.8.  Required Vote

    When a quorum is present at any meeting of stockholders, all matters shall be determined, adopted and approved by the affirmative vote (which need not be by ballot) of the holders of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote with respect to the matter, unless the proposed action is one upon which, by express provision of statute or the Certificate of Incorporation, a different vote is specified and required, in which case such express provision shall govern and control the decision of such question. Where a separate vote by a class or classes is required and a quorum exists with respect to such class or classes, the affirmative vote of the holders of a majority of the shares of such class or classes present in person or represented by proxy at the meeting shall be the act of such class, unless the proposed action is one upon which, by express provision of statute or the Certificate of Incorporation, a different vote is specified and required, in which case such express provision shall govern and control the decision of such question. Notwithstanding the foregoing, directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Stockholders may, unless the Certificate of Incorporation provides otherwise, act by written consent to elect directors in accordance with the provisions of Section 211(b) of the Delaware General Corporation Law.

    2.9.  Organization and Procedure

    The Chairman of the Board of the Corporation shall preside over every stockholders' meeting unless the Board of Directors elect another person to preside. The presiding officer will appoint any persons he or she deems necessary to help with the meeting. The corporate secretary shall have responsibility for preparing minutes of stockholders' meetings and for authenticating records of the Corporation.

    2.10. Adjournments

    When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. If the adjournment is for more than 30 days, or if after adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

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    2.11. Action Without a Meeting

    Any action required or permitted to be taken at a stockholders' meeting may be taken without a meeting, without prior notice and without a vote, if the action is taken by persons who would be entitled to vote at a meeting and who hold shares having voting power not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all stockholders entitled to vote were present or represented by proxy and voted. The action must be evidenced by one or more written consents describing the action taken, signed by the stockholders entitled to take action without a meeting, and delivered to the Corporation in the manner prescribed by the Delaware General Corporation Law for inclusion in the minute book. No consent shall be effective to take the corporate action specified unless the number of consents required to take such action are delivered to the Corporation within 60 days of the delivery of the earliest-dated consent. All stockholders entitled to vote on the record date of such written consent who do not participate in taking the action shall be given written notice thereof in accordance with the Delaware General Corporation Law.

 3. DIRECTORS

    3.1.  Powers

    The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things, subject to any limitation set forth in the Certificate of Incorporation or as otherwise may be provided in the Delaware General Corporation Law. The Board of Directors may elect a Chairman of the Board from among its members and shall designate, when present, either the Chairman of the Board (if any) or the President to preside at its meetings. If neither the Chairman of the Board nor the President is present, the Board of Directors may designate another director to preside at such meeting. The Chairman of the Board and the President may be the same person. The Board of Directors may also elect one or more Vice Chairmen from among its members, with such duties as the Board of Directors shall from time to time prescribe.

    3.2.  Number, Election and Term of Office

    The number of directors constituting the Board of Directors shall be as authorized from time to time by resolution of the stockholders or of the Board of Directors. Directors shall be elected at annual meetings of the stockholders or pursuant to a written consent of stockholders in lieu of an annual meeting as permitted by Section 211(b) of the Delaware General Corporation Law, except as provided in Section 3.6 hereof, and each director elected shall hold office until his or her successor is elected and qualified or until his or her earlier death, resignation or removal. Directors need not be stockholders. Directors shall have the number of votes per director as specified in the Certificate of Incorporation.

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    3.3.  Resignation

    A director may resign at any time by giving written notice to the Chairman of the Board, the President or the Secretary. Unless otherwise stated in such notice of resignation, the acceptance thereof shall not be necessary to make it effective; and such resignation shall take effect at the time specified therein or, in the absence of such specification, it shall take effect upon the receipt thereof.

    3.5.  Removal

    Any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

    3.6.  Vacancies

    Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by the affirmative vote of directors having a majority of the total votes of the directors then in office, although fewer than a quorum, or by a sole remaining director. Each director so chosen shall hold office until his or her successor is elected and qualified or until his or her earlier death, resignation or removal. In the event that one or more directors resigns from the Board, effective at a future date, directors having a majority of the total votes of directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office until his or her successor is elected and qualified or until his or her earlier death, resignation or removal.

    3.7.  Compensation of Directors

    The Board of Directors shall have the authority to fix the compensation of directors. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

    3.8.  Committees of Directors

    The Board of Directors may, by resolution passed by the affirmative vote of directors having a majority of the total votes of the total number of directors constituting the entire Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. If a member of a committee shall be absent from any meeting, or disqualified from voting thereat, the remaining member or members present and not disqualified from voting, whether or not such member or members constitute a quorum, may, by unanimous vote, appoint another member of the Board of Directors to act at the meeting in the place of such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors or the Bylaws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the Delaware General Corporation Law; or (ii) adopting, amending or repealing the Bylaws of the Corporation. The provisions of Section 4 regarding meetings of the Board of Directors and its deliberations shall apply to all committees of the Board of Directors.

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 4. MEETINGS OF THE BOARD OF DIRECTORS

    4.1.  Regular Meetings

    Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors. A meeting of the Board of Directors for the election of officers and the transaction of such other business as may come before it may be held without notice immediately following the annual meeting of stockholders.

    4.2.  Special Meetings

    Special meetings of the Board may be called by the Chairman of the Board or the President on one day's notice to each director, either personally or by telephone, express delivery service (so that the scheduled delivery date of the notice is at least one day in advance of the meeting), telegram or facsimile transmission, or on five days' notice by mail (effective upon deposit of such notice in the mail). The notice need not describe the purpose of the special meeting but shall indicate the date, time and place of the special meeting.

    4.3.  Place of Meetings

    The Board of Directors may hold their meetings and have an office or offices inside or outside of the State of Delaware. Regular meetings shall be held at the place established from time to time for regular meetings. Special meetings shall be held at the place set forth in the notice of the meeting or, if the special meeting is held in accordance with a waiver of notice of the meeting, at the place set forth in the waiver of notice.

    4.4.  Notice of Meetings

    Regular meetings of the Board of Directors may be held without further notice at such time and at such place as shall from time to time be determined by the Board of Directors. A meeting of the Board of Directors for the election of officers and the transaction of such other business as may come before it may be held without notice immediately following the annual meeting of stockholders. The Corporation shall, however, give at least one day's prior notice of the date, time, and place of a special meeting of the Board of Directors. The notice of the special meeting shall state the general purpose of the meeting, but other routine business may be conducted at the special meeting without such matter being stated in the notice.

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    4.5.  Quorum

    At all meetings of the Board of Directors, a quorum of the Board of Directors consists of the presence of directors having at least a majority of the total votes of the total number of directors constituting the entire Board of Directors.

    4.6.  Required Vote

    The affirmative vote of directors having a majority of the total votes of directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute, the Certificate of Incorporation or these Bylaws.

    4.7.  Participation by Conference Telephone

    Members of the Board of Directors may participate in a meeting of the Board of Directors by any communication by means of which all participating directors can hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.

    4.8.  Adjournments

    Whether or not a quorum is present to conduct a meeting, any meeting of the Board of Directors (including an adjourned meeting) may be adjourned by a majority of the directors present, to reconvene at a specific time and place. It shall not be necessary, to give to the directors present at the adjourned meeting notice of the reconvened meeting or of the business to be transacted, other than by announcement at the meeting that was adjourned; provided, however, notice of such reconvened meeting, stating the date, time, and place of the reconvened meeting, shall be given to the directors not present at the adjourned meeting in accordance with the requirements of Section 4.4 hereof.

    4.9.  Action Without Meeting

    Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if the action is taken by all members of the Board of Directors. The action must be evidenced by one or more written consents describing the action taken, signed by each director, and delivered to the Corporation for filing with the minutes of proceedings of the Board of Directors of the Corporation.

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 5. MANNER OF NOTICE TO AND WAIVER OF NOTICE BY STOCKHOLDERS AND DIRECTORS

    5.1.  Manner of Notice

    If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder's address, or to the director at the director's address, as it appears on the records of the Corporation. An affidavit of the Secretary or Assistant Secretary or of the transfer agent of the Corporation that notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

    5.2.  Waiver of Notice

    (a) Stockholders. Whenever the giving of any notice is required by statute, the Certificate of Incorporation of the Corporation (which shall include any amendments thereto) or these Bylaws, a waiver thereof, in writing and delivered to the Corporation, signed by the person or persons entitled to said notice, whether before or after the event as to which such notice is required, shall be deemed equivalent to notice. Attendance of a stockholder at a meeting shall constitute a waiver of notice (a) of such meeting, except when the stockholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting, and (b) (if it is a special meeting) of consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the stockholder objects to considering the matter at the beginning of the meeting.

    (b) Board of Directors. A director may waive any notice required by statute, the Certificate of Incorporation or these Bylaws before or after the date and time stated in the notice. Except as set forth below, the waiver must be in writing, signed by the director entitled to the notice, and delivered to the Corporation for filing with the minutes of proceedings of the Board of Directors of the Corporation. Notwithstanding the foregoing, a director's attendance at or participation in a meeting waives any required notice to the director of the meeting unless the director at the beginning of the meeting objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

 6. OFFICERS

    6.1.  Number and Duties

    The officers of the Corporation will consist of a President and a Secretary. The Board of Directors may elect or appoint, or provide for the appointment of, such other officers (including a Chairman of the Board, one or more Vice Chairmen, a Chief Financial Officer, one or more Vice Presidents in such gradation as the Board of Directors may determine, one or more Assistant Secretaries and one or more Assistant Treasurers) or agents as may from time to time appear necessary or advisable in the conduct of the business and affairs of the Corporation. Each such officer shall exercise such powers and perform such duties as shall be set forth below and such other powers and duties as from time to time may be specified by the Board of Directors or by any officer(s) authorized by the Board of Directors to prescribe the duties of such other officers. Any number of offices may be held by the same person. Each of the Chairman of the Board (if any), the President, the Chief Financial Officer (if any), and/or any Vice President may execute bonds, mortgages, notes, contracts and other documents on behalf of the Corporation, except as otherwise required by law and except where the execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.

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    6.2.  Chairman of the Board

    The Chairman of the Board, if any, shall (when present) preside at all meetings of the Board of Directors and stockholders and shall ensure that all orders and resolutions of the Board of Directors are carried into effect. The Chairman of the Board, if any, shall in general perform all duties incident to such office, including those duties customarily performed by persons holding such office, and shall perform such other duties as, from time to time, may be assigned to him or her by the Board of Directors.

    6.3.  President

    The President shall be the chief executive officer of the Corporation and as such shall have overall executive responsibility and authority for management of the business, affairs and operations of the Corporation (subject to the authority of the Board of Directors), and, in general, shall perform all duties incident to the office of a president and chief executive officer of a corporation, including those duties customarily performed by persons holding such offices, and shall perform such other duties as, from time to time, may be assigned to him or her by the Board of Directors.

    6.4.  Chief Financial Officer

    The Chief Financial Officer of the Corporation, if any, shall have general charge and supervision of the financial affairs of the Corporation, including budgetary, accounting and statistical methods, and shall approve for payment, or designate others serving under him or her to approve for payment, all vouchers and warrants for disbursements of funds, and, in general, shall perform such other duties as are incident to the office of a chief financial officer of a corporation, including those duties customarily performed by persons occupying such office, and shall perform such other duties as, from time to time, may be assigned to him or her by the Board of Directors or the President.

    6.5.  Vice President

    In the absence of the President or in the event of the President's inability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President. The Vice President or Vice Presidents, in general, shall perform such other duties as are incident to the office of a vice president of a corporation, including those duties customarily performed by persons occupying such office, and shall perform such other duties as, from time to time, may be assigned to him or her or them by the Board of Directors or the President. The Board of Directors may designate one or more Vice Presidents as Executive Vice Presidents or Senior Vice Presidents.

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    6.6.  Secretary

    The Secretary, or an Assistant Secretary, shall attend all meetings of the Board of Directors and all meetings of the stockholders, and shall record all the proceedings of the meetings of the stockholders and of the Board of Directors in a book to be kept for that purpose, and shall perform like duties for the standing committees, when required. The Secretary shall have custody of the corporate seal of the Corporation, and the Secretary, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it, and when so affixed it may be attested by the signature of the Secretary or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by such officer's signature. The Secretary or an Assistant Secretary may also attest all instruments signed by the President, the Chief Financial Officer or any Vice President. The Secretary, or an Assistant Secretary, shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and, in general, shall perform all duties as are incident to the office of a secretary of a corporation, including those duties customarily performed by persons occupying such office, and shall perform such other duties as, from time to time, may be assigned to him or her by the Board of Directors, the President, the Chief Financial Officer or any Vice President.

    6.7.  Assistant Secretary

    The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there shall have been no such determination, then in the order of their election), shall, in the absence of the Secretary or in the event of the Secretary's inability or refusal to act or when requested by the Chairman of the Board, the President, the Chief Financial Officer or any Vice President, perform the duties and exercise the powers of the Secretary, and, in general, shall perform all duties as are incident to the office of an assistant secretary of a corporation, including those duties customarily performed by persons holding such office, and shall perform such other duties as, from time to time, may be assigned to him or her or them by the Board of Directors, the President, the Chief Financial Officer, any Vice President or the Secretary. An Assistant Secretary may or may not be an officer, as determined by the Board of Directors.

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    6.8.  Treasurer

    The Treasurer shall have responsibility for the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation, and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall also render to the President, upon request, and to the Board of Directors at its regular meetings, or when the Board of Directors so requires, an account of all financial transactions and of the financial condition of the Corporation and, in general, shall perform such duties as are incident to the office of a treasurer of a corporation, including those customarily performed by persons occupying such office, and shall perform all other duties as, from time to time, may be assigned to him or her by the Board of Directors, the President, the Chief Financial Officer or any Vice President.

    6.9.  Assistant Treasurer

    The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors (or if there shall have been no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of the Treasurer's inability or refusal to act, perform the duties and exercise the powers of the Treasurer, and, in general, shall perform all duties as are incident to the office of an assistant treasurer of a corporation, including those duties customarily performed by persons occupying such office, and shall perform such other duties as, from time to time, may be assigned to him or her or them by the Board of Directors, the President, the Chief Financial Officer, any Vice President or the Treasurer. An Assistant Treasurer may or may not be an officer, as determined by the Board of Directors.

    6.10. Term of Office

    The officers of the Corporation shall hold office until their successors are chosen and qualify or until their earlier death, resignation or removal. Any officer may resign at any time upon written notice to the Corporation. Any officer elected or appointed by the Board of Directors may be removed at any time, with or without cause, by the affirmative vote of directors having a majority of the total votes of the total number of directors constituting the entire Board of Directors.

    6.11. Compensation

    The compensation of officers of the Corporation shall be fixed by the Board of Directors or by any officer(s) authorized by the Board of Directors to prescribe the compensation of such other officers.

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    6.12. Fidelity Bonds

    The Corporation may secure the fidelity of any or all of its officers or agents by bond or otherwise.

 7. CAPITAL STOCK

    7.1.  Authorization and Issuance of Shares

    The directors may, at any time and from time to time, if all of the shares of capital stock which the corporation is authorized by its certificate of incorporation to issue have not been issued, subscribed for, or otherwise committed to be issued, issue or take subscriptions for additional shares of its capital stock up to the amount authorized in its certificate of incorporation.

    7.2.  Stock Certificates

    The shares of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution that some or all of any or all classes or series of the Corporation's stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates, and upon request every holder of uncertificated shares, shall be entitled to have a certificate (representing the number of shares registered in certificate form) signed in the name of the Corporation by the Chairman of the Board, the President or any Vice President, and by the Treasurer, the Secretary or any Assistant Treasurer or Assistant Secretary of the Corporation. Any or all the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar whose signature or facsimile signature appears on a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

    7.3.  Registered Owner

    The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, to receive notifications, to vote as such owner, and to exercise all the rights and powers of an owner. The Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise may be required by the Delaware General Corporation Law.

    7.4.  Transfer of Shares

    The Board of Directors may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars. The Board of Directors shall make such further rules and regulations as it may deem expedient concerning the issue, transfer and registration of stock certificates of the Corporation.

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    7.5.  Lost, Stolen or Destroyed Certificates

    The Board of Directors, the Chairman of the Board, the President, the Chief Financial Officer or the Secretary may direct a new certificate of stock to be issued in place of any certificate theretofore issued by the Corporation and alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming that the certificate of stock has been lost, stolen or destroyed. When authorizing such issuance of a new certificate, the Board of Directors or any such officer may, as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or such owner's legal representative, to advertise the same in such manner as the Board of Directors or such officer shall require and/or to give the Corporation a bond or indemnity, in such sum or on such terms and conditions as the Board of Directors or such officer may direct, as indemnity against any claim that may be made against the Corporation on account of the certificate alleged to have been lost, stolen or destroyed or on account of the issuance of such new certificate.

    7.6.  Record Date

          7.6.1. Actions by Stockholders

          In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 60 days nor less than 10 days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting, unless the Board of Directors fixes a new record date for the adjourned meeting.

          In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by the Delaware General Corporation Law, shall be at the close of business on the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in the manner prescribed by Section 213(b) of the Delaware General Corporation Law. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by the Delaware General Corporation Law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

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          7.6.2. Payments

          In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If, no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

    7.7.  Stockholders of Record

    The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, to receive notifications, to vote as such owner, and to exercise all the rights and powers of an owner. The Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise may be required by the Delaware General Corporation Law.

 8. INDEMNIFICATION

    8.1.  Authorization of Indemnification

    Each person who was or is a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether by or in the right of the Corporation or otherwise (a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, partner (limited or general) or agent of another corporation or of a partnership, joint venture, limited liability company, trust or other enterprise, including service with respect to an employee benefit plan, shall be (and shall be deemed to have a contractual right to be) indemnified and held harmless by the Corporation to the fullest extent authorized by, and subject to the conditions and (except as provided herein) procedures set forth in the Delaware General Corporation Law, as the same exists or may hereafter be amended (but any such amendment shall not be deemed to limit or prohibit the rights of indemnification hereunder for past

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

acts or omissions of any such person insofar as such amendment limits or prohibits the indemnification rights that said law permitted the Corporation to provide prior to such amendment), against all expenses, liabilities and losses (including attorneys' fees, judgments, fines, ERISA taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith; provided however, that the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person (except for a suit or action pursuant to Section 6.2 hereof) only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. Persons who are not directors or officers of the Corporation may be similarly indemnified to the extent authorized at any time by the Board of Directors of the Corporation. The indemnification conferred in this Section 6.1 also shall include the right to be paid by the Corporation the expenses (including attorneys' fees) incurred in the defense of or other involvement in any such proceeding in advance of its final disposition; provided, however, that, if and to the extent the Delaware General Corporation Law requires, the payment of such expenses (including attorneys' fees) incurred by a director or officer in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking by or on behalf of such director or officer to repay all amounts so paid in advance if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section 6.1 or otherwise; and provided further, that, such expenses incurred by persons who are not directors or officers of the Corporation may be so paid in advance upon such terms and conditions, if any, as the Board of Directors deems appropriate.

    8.2.  Right of Claimant to Bring Action Against the Corporation

    If a claim under Section 6.1 is not paid in full by the Corporation within 60 days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring an action against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such action. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in connection with any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed or is otherwise not entitled to indemnification under Section 6.1 but the burden of proving such defense shall be on the Corporation. The failure of the Corporation (in the manner provided under the Delaware General Corporation
Law) to have made a determination prior to or after the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law shall not be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct. Unless otherwise specified in an agreement with the claimant, an actual determination by the Corporation (in the manner provided under the Delaware General Corporation Law) after the commencement of such action that the claimant has not met such applicable standard of conduct shall not be a defense to the action, but shall create a presumption that the claimant has not met the applicable standard of conduct.

    8.3.  Non-exclusivity

    The rights to indemnification and advance payment of expenses provided by
Section 6.1 hereof shall not be deemed exclusive of any other rights to which those seeking indemnification and advance payment of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

    8.4.  Insurance

    The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, partner (limited or general) or agent of another corporation or of a partnership, joint venture, limited liability company, trust or other enterprise, including service with respect to an employee benefit plan, against any liability asserted against such person or incurred by such person in any such capacity, or arising out of such person's status as such, and related expenses, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of the Delaware General Corporation Law.

    8.5.  Survival of Indemnification

    The indemnification, advance payment of expenses and other rights and provisions provided by, or granted pursuant to, Sections 8.1 through Section 8.5 hereof shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee, partner or agent and shall inure to the benefit of the personal representatives, heirs, executors and administrators of such person. In addition, all of the indemnification, advance payment of expenses and other rights and provisions set forth in Sections 8.1 through Section 8.5 hereof shall be binding upon any successor (by merger or otherwise) to the Corporation.

 9. GENERAL PROVISIONS

    9.1.  Inspection of Books and Records

    Any stockholder, in person or by attorney or other agent, shall upon written demand under oath stating the purpose thereof, have the right during usual business hours to inspect for any proper purpose the Corporation's stock ledger, a list of its stockholders, and its other books and records, and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person's interest as a stockholder. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the Corporation at its registered office or at its principal place of business.

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

    9.2.  Dividends

    The Board of Directors may declare dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation and the laws of the State of Delaware.

    9.3.  Reserves

    The directors of the Corporation may set apart, out of the funds of the Corporation available for dividends, a reserve or reserves for any proper purpose and may abolish any such reserve.

    9.4.  Execution of Instruments

    All checks, drafts or other orders for the payment of money, and promissory notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

    9.5.  Fiscal Year

    The fiscal year of the Corporation shall initially be the calendar year ending May 31, but may be changed at any time and from time to time by resolution of the Board of Directors.

    9.6.  Corporate Seal

    The corporate seal shall be in such form as the Board of Directors shall approve. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

    9.7.  Pronouns

    All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person or entity may require.

    9.8.  Amendments

    These Bylaws may be altered, amended or repealed and new Bylaws may be adopted by the stockholders or the Board of Directors.



                           --------------------------


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    IN WITNESS WHEREOF, the foregoing Bylaws were adopted by the Board of
Directors on June 12, 2002.

                               NDC OF CANADA, INC.


                               By: /s/ Walter M. Hoff
                                  -----------------------------
                                  Walter M. Hoff
                                  President
















































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